SCHEDULE A

TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

(AS AMENDED, EFFECTIVE JANUARY 10, 2017)

1.	Portfolios or Classes Covered by Distribution Agreement that are no-load and have no 12b-1 fees:

ICON Fund – Class S

ICON Bond Fund – Class S

ICON Equity Income Fund – Class S

ICON Long/Short Fund – Class S

ICON Risk-Managed Balanced Fund – Class S

ICON Emerging Markets Fund – Class S

ICON International Equity Fund – Class S

ICON Consumer Discretionary Fund – Class S

ICON Consumer Staples Fund – Class S

ICON Energy Fund – Class S

ICON Financial Fund – Class S

ICON Healthcare Fund – Class S

ICON Industrials Fund – Class S

ICON Information Technology Fund – Class S

ICON Natural Resources Fund – Class S

ICON Utilities Fund – Class S

ICON Opportunities Fund

2.	Portfolios or Classes covered by Distribution Agreement with a 12b-1 plan:

ICON Fund – Class A and Class C

ICON Bond Fund – Class A and Class C

ICON Equity Income Fund – Class A and Class C

ICON Long/Short Fund – Class A and Class C

ICON Risk-Managed Balanced Fund – Class A and Class C

ICON Emerging Markets Fund – Class A

ICON International Equity Fund – Class A and Class C

ICON Consumer Discretionary Fund – Class A

ICON Consumer Staples Fund – Class A

ICON Energy Fund – Class A and Class C

ICON Financial Fund – Class A

ICON Healthcare Fund – Class A

ICON Industrials Fund – Class A

ICON Information Technology Fund – Class A

ICON Natural Resources Fund – Class A and Class C

ICON Utilities Fund – Class A

IN WITNESS WHEREOF, the parties have duly executed this amended Schedule A effective as of January 10, 2017.

ICON Funds		ICON DISTRIBUTORS, INC.

By:	/s/ Carrie Schoffman	By:	/s/ Brian Callahan

Name:	Carrie Schoffman	Name:	Brian Callahan

Title:	Principal Financial Officer	Title:	President

ICON ADVISERS, INC.

By:	/s/ Donald Salcito

Name:	Donald Salcito

Title:	EVP